For Immediate Release


            Contact:Annmarie Gordon (860) 645-7878/email: agordon@scanoptics.com
                         Susan Lucek (860) 645-7878/email: slucek@scanoptics.com

                      Scan-Optics Announces Appointment of
                    Paul M. Yantus as Chief Executive Officer


         Manchester, CT - May 18, 2005 - Following a meeting of the Board of Directors on May 16, 2005, Scan-Optics, Inc. (SOCR.OB) announced that Mr. Logan Clarke, Jr. will step aside as Acting Chief Executive Officer and President of the Corporation, and Mr. Paul M. Yantus will assume the role of Chief Executive Officer and President of the Corporation, effective May 17, 2005.
         In March 2005, Mr. Yantus joined Scan-Optics to serve as Chief Operating Officer. Prior to joining the Company, Mr. Yantus was a founder and President of Espire Marketing, Inc., a web-based solutions provider headquartered in Rochester, Michigan. At Espire, Mr. Yantus developed the company's business strategy, oversaw product development and secured key contracts.
         Prior to founding Espire, Mr. Yantus served in various positions at MSX International, a company specializing in business process outsourcing and staffing, including Senior Vice President--Business Process Outsourcing and IT (2002-2003), Vice President--Business and Technology Services (2001-2002), and General Manager--Integrated Information Solutions (1999-2001). In these positions, Mr. Yantus established sales organizations, commercialized new products, restructured the company's information technology organization and had other management responsibilities. Prior to his employment with MSX International, Mr. Yantus held senior positions at Danka and Lason Systems and Eastman Kodak.
         Commenting on Mr. Yantus' appointment, Mr. Clarke, as outgoing Acting Chief Executive Officer and President, stated, "Over the past several months, Mr. Yantus has demonstrated qualities of energy and leadership that I feel certain will move Scan-Optics towards renewed success." Mr. Clarke will continue to serve as a director of the Corporation as he has done for the past 24 years.
         "Scan-Optics has world-class technology that can be leveraged into both products and business services," said Mr. Yantus. "I believe that Scan-Optics has great potential and I look forward to leading the company over the coming years."



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         Scan-Optics, Inc., with headquarters in Manchester, Connecticut, is recognized internationally as an innovator and solution provider in the information management and imaging business. It designs, manufactures and services products and systems for character recognition, image processing and display, data capture, data entry, and multi-user business computers. Scan-Optics systems and software are marketed worldwide to commercial and government customers directly and through distributors. Scan-Optics also provides business process outsourcing services to customers. The Company has sales and service offices located throughout the United States and abroad. Additional information is available at www.scanoptics.com.
         Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" made under safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are changes in general economic and business conditions in the United States and foreign markets, which impact capital investments by customers, the cyclical nature of funding within federal and state government agencies, further adverse changes in the Company's banking, lending and financing relationship, insufficient cash resources, increased competition from similar products, the implementation of other technologies which may provide alternative solutions, ability to complete projects in a timely manner, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the 10-Q for the quarter ended March 31, 2005.
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